     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2002


                                                      REGISTRATION NO. 333-85356
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                               AMENDMENT NO. 3 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                         INVERESK RESEARCH GROUP, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                             8731                            43-1955097
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                              11000 WESTON PARKWAY
                                   SUITE 100
                                 CARY, NC 27513
                                 (919) 460-9005
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              DR. WALTER S. NIMMO
                         INVERESK RESEARCH GROUP, INC.
                              11000 WESTON PARKWAY
                                   SUITE 100
                                 CARY, NC 27513
                                 (919) 460-9005
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                   JOHN A. HEALY                                     JEFFREY E. COHEN
                 KARL A. ROESSNER                                  COUDERT BROTHERS LLP
        CLIFFORD CHANCE ROGERS & WELLS LLP                      1114 AVENUE OF THE AMERICAS
                  200 PARK AVENUE                                NEW YORK, NEW YORK 10036
             NEW YORK, NEW YORK 10166                                 (212) 626-4400
                  (212) 878-8000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     The purpose of this Amendment No. 3 to the Registration Statement is solely to file certain Exhibits to the Registration Statement as set forth below in
Item 16 of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses to be borne by the registrant, other than underwriting discounts, in connection with the issuance and distribution of the common stock hereunder:

ITEM                                                            AMOUNT
----                                                          ----------
SEC registration fee........................................  $   20,314
NASD filing fee.............................................      22,580
Nasdaq National Market listing fee..........................     125,000
Accounting fee and expenses.................................     900,000
Legal fees and expenses.....................................     750,000
Printing costs..............................................     400,000
Miscellaneous...............................................     482,106
                                                              ----------
Total.......................................................  $2,700,000
                                                              ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

     Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation by reason of the fact that the person is or was a director, officer, agent, or employee of the corporation), or is or was serving at the corporation's request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acting in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe is or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well but only to the extent of defense expenses, including attorneys' fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     Our certificate of incorporation, attached as Exhibit 3.1 hereto, and bylaws, attached as Exhibit 3.2 hereto, provide that we shall indemnify our directors, officers, employees and agents to the maximum extent permitted by the DGCL, including in circumstances in which indemnification is otherwise discretionary under the DGCL. We also intend to maintain director and officer liability insurance, if available on reasonable terms. These indemnification provisions and the indemnification agreements may be sufficiently board to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act.

     The Underwriting Agreement, attached as Exhibit 1.1 hereto, provides for indemnification by the Underwriters of us and our officers and directors for certain liabilities, including matters arising under the Securities Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Set forth below is information regarding all securities sold and employee stock options granted by us in the previous three years.

     1. Immediately prior to the consummation of this offering, we issued an aggregate of 23,770,595 of our shares of common stock to the current shareholders of Inveresk Research Group Limited in connection with the transaction described under "Change in Ultimate Parent." The issuance of these shares was not registered under the Securities Act in reliance upon Section 4(2) of, and Rule 802 under, the Securities Act.


     2. Immediately prior to the consummation of this offering, we granted to employees options to purchase an aggregate of 1,520,099 of our shares of common stock with exercise prices ranging from $0.03 per share to $0.40 per share in exchange for outstanding options in connection with the transactions described under "Change in Ultimate Parent." The issuance of those options was not registered under the Securities Act in reliance upon Rule 701 under the Securities Act.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
    1.1  Form of Underwriting Agreement.
    2.1  Amended and Restated Exchange Agreement by Declaration of
         Trust, dated May 14, 2002, among Inveresk Research Group,
         Inc., Paul Cowan, as escrow agent, and all of the
         shareholders of Inveresk Research Group Limited.+
    3.1  Amended and Restated Certificate of Incorporation of
         Inveresk Research Group, Inc.+
    3.2  Bylaws of Inveresk Research Group, Inc.+
    4.1  Form of Stock Certificate.+
    5.1  Opinion of Clifford Chance Rogers & Wells LLP.+
   10.1  Investment Agreement, dated September 4, 1999, among
         Inveresk Research Group Limited, Walter Nimmo, Ian Sword,
         Stewart Leslie, Candover Investments PLC and other Candover entities listed on Schedule 2 thereto.+
   10.2  Supplemental Investment Agreement, dated September 17, 1999, among Inveresk Research Group Limited, Walter Nimmo, Ian
         Sword, Stewart Leslie, Candover Investments PLC and other
         Candover entities listed on Schedule 2 thereto.+
   10.3  Second Supplemental Investment Agreement, dated September
         20, 1999, among Inveresk Research Group Limited, Walter
         Nimmo, Ian Sword, Stewart Leslie, Candover Investments PLC
         and other Candover entities listed on Schedule 2 thereto.+
   10.4  Instrument Constituting L27,037,500 10% unsecured
         subordinated loan stock due 2008, dated September 20, 1999.+
   10.5  Investment Agreement, dated February 2001, among Inveresk
         Research Group Limited, Walter Nimmo, the other investors
         listed on Schedule 1 thereto, Candover Investments PLC and other Candover entities listed on Schedule 2 thereto.+

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
   10.6  Instrument Constituting L44,734,481 10% unsecured
         subordinated loan stock due 2008, dated April 3, 2001.+
   10.7  Facilities Agreement, dated February 22, 2001, among
         Inveresk Research Group Limited, certain subsidiaries of
         Inveresk Research Group Limited and Bear, Stearns Corporate
         Lending Inc.+
   10.8  Security Agreement, dated April 3, 2001, by and between
         Inveresk Acquisition Corp. and Bear, Stearns Corporate
         Lending, Inc.+
   10.9  Arranger, Agent and Security Trustee Substitution Deed,
         dated as of July 19, 2001, by and among Bear, Stearns
         Corporate Lending Inc. as assignor and the commercial banks named therein as assignees.+
  10.10  Lease Agreement, dated September 30, 1996, between
         Highwoods/Forsyth Limited Partnership and ClinTrials
         Research Inc.+
  10.11  Lease Agreement, dated November 2, 1993, between Ortem
         Developments Limited and ClinTrials Research Limited.+
  10.12  Lease Agreement, dated March 7, 1996, between Ortem
         Developments Limited and ClinTrials Research Limited.+
  10.13  Lease Agreement, dated March 13, 1998, between Taylor
         Woodrow Property Company Limited and ClinTrials Research
         Limited.+
  10.14  Registration Rights Agreement, dated as of May 15, 2002, among Inveresk Research Group, Inc. and the stockholders of
         Inveresk Research Group, Inc. listed therein.+
  10.15  Inveresk Research Group, Inc. 2002 Non-Employee Directors
         Stock Option Plan.+
  10.16  Inveresk Research Group, Inc. 2002 Stock Option Plan.+
  10.17  ClinTrials BioResearch Ltd. Pension Plan for Senior
         Management Employees, dated September 1, 2000.+
  10.18  Pension Plan for Designated Employees of ClinTrials
         BioResearch Ltd., dated August 1, 1996.+
  10.19  Memorandum of Agreement, dated June 19, 1997, between
         ClinTrials BioResearch Ltd. and Michael F. Ankcorn.+
  10.20  Agreement, dated February 1997, among ClinTrials BioResearch
         Ltd., Bio-Research Laboratories Ltd. and Norah K. Taylor.+
  10.21  Service Agreement, dated as of September 20, 1999, between
         Inveresk Research International Limited and Walter S.
         Nimmo.+
  10.22  Employment Agreement, dated as of June 21, 2002, between
         Inveresk Research International Limited and D. J. Paul E.
         Cowan.
  10.23  Executive Employment Agreement, dated as of July 24, 1996, between ClinTrials BioResearch Ltd. and Michael F. Ankcorn, together with Addendum, dated August 29, 2001, and Addendum, dated June 3, 2002.+
  10.24  Employment Agreement, dated as of June 21, 2002, between
         Inveresk Research International Limited and Nicholas J.
         Thornton.
  10.25  Employment Agreement, dated as of June 21, 2002, between
         Inveresk Research International Limited and Alastair S.
         McEwan.
  10.26  Employment Agreement, dated as of June 21, 2002, between
         Inveresk Research International Limited and Brian Bathgate.
   21.1  List of Subsidiaries.
   23.1  Consent of Arthur Andersen.
   23.2  Consent of Ernst & Young LLP.

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
   23.3  Consent of Clifford Chance Rogers & Wells LLP (included in
         Exhibit 5.1).+
   24.1  Power of Attorney.+
   99.1  Letter to the Securities and Exchange Commission pursuant to
         Temporary Note 3T to Article 3 of Regulation S-X.


---------------
+ Previously filed.

ITEM 17.  UNDERTAKINGS

     The Registrant hereby undertakes the following:

          (1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (2) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (3) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 21, 2002.


                                          INVERESK RESEARCH GROUP, INC.

                                          By: /s/ WALTER S. NIMMO
                                            ------------------------------------
                                              Walter S. Nimmo
                                              President, Chief Executive Officer
                                              and Director


                NAME AND SIGNATURE                                  TITLE                       DATE
                ------------------                                  -----                       ----

               /s/ WALTER S. NIMMO                    President, Chief Executive Officer    June 21, 2002
 -----------------------------------------------      and Director (Principal Executive
                 Walter S. Nimmo                                   Officer)


                  /s/ PAUL COWAN                      Chief Financial Officer (Principal    June 21, 2002
 -----------------------------------------------       Financial Officer and Principal
                    Paul Cowan                               Accounting Officer)


                        *                             Chairman of the Board of Directors    June 21, 2002
 -----------------------------------------------
                   Ian P. Sword


                        *                                    Vice Chairman of the           June 21, 2002
 -----------------------------------------------              Board of Directors
                  John Urquhart


                        *                                          Director                 June 21, 2002
 -----------------------------------------------
                John T. Henderson


                        *                                          Director                 June 21, 2002
 -----------------------------------------------
                S. Louise McCrary





*By:             /s/ WALTER S. NIMMO                        Attorney-in-Fact              June 21, 2002
      -----------------------------------------
                   Walter S. Nimmo


*By:                /s/ PAUL COWAN                          Attorney-in-Fact              June 21, 2002
      -----------------------------------------
                      Paul Cowan

                                 EXHIBIT INDEX


EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
    1.1  Form of Underwriting Agreement.
    2.1  Amended and Restated Exchange Agreement by Declaration of
         Trust, dated May 14, 2002, among Inveresk Research Group,
         Inc., Paul Cowan, as escrow agent, and all of the
         shareholders of Inveresk Research Group Limited.+
    3.1  Amended and Restated Certificate of Incorporation of
         Inveresk Research Group, Inc.+
    3.2  Bylaws of Inveresk Research Group, Inc.+
    4.1  Form of Stock Certificate.+
    5.1  Opinion of Clifford Chance Rogers & Wells LLP.+
   10.1  Investment Agreement, dated September 4, 1999, among
         Inveresk Research Group Limited, Walter Nimmo, Ian Sword,
         Stewart Leslie, Candover Investments PLC and other Candover entities listed on Schedule 2 thereto.+
   10.2  Supplemental Investment Agreement, dated September 17, 1999, among Inveresk Research Group Limited, Walter Nimmo, Ian
         Sword, Stewart Leslie, Candover Investments PLC and other
         Candover entities listed on Schedule 2 thereto.+
   10.3  Second Supplemental Investment Agreement, dated September
         20, 1999, among Inveresk Research Group Limited, Walter
         Nimmo, Ian Sword, Stewart Leslie, Candover Investments PLC
         and other Candover entities listed on Schedule 2 thereto.+
   10.4  Instrument Constituting L27,037,500 10% unsecured
         subordinated loan stock due 2008, dated September 20, 1999.+
   10.5  Investment Agreement, dated February 2001, among Inveresk
         Research Group Limited, Walter Nimmo, the other investors
         listed on Schedule 1 thereto, Candover Investments PLC and other Candover entities listed on Schedule 2 thereto.+
   10.6  Instrument Constituting L44,734,481 10% unsecured
         subordinated loan stock due 2008, dated April 3, 2001.+
   10.7  Facilities Agreement, dated February 22, 2001, among
         Inveresk Research Group Limited, certain subsidiaries of
         Inveresk Research Group Limited and Bear, Stearns Corporate
         Lending Inc.+
   10.8  Security Agreement, dated April 3, 2001, by and between
         Inveresk Acquisition Corp. and Bear, Stearns Corporate
         Lending, Inc.+
   10.9  Arranger, Agent and Security Trustee Substitution Deed,
         dated as of July 19, 2001, by and among Bear, Stearns
         Corporate Lending Inc. as assignor and the commercial banks named therein as assignees.+
  10.10  Lease Agreement, dated September 30, 1996, between
         Highwoods/Forsyth Limited Partnership and ClinTrials
         Research Inc.+
  10.11  Lease Agreement, dated November 2, 1993, between Ortem
         Developments Limited and ClinTrials Research Limited.+
  10.12  Lease Agreement, dated March 7, 1996, between Ortem
         Developments Limited and ClinTrials Research Limited.+
  10.13  Lease Agreement, dated March 13, 1998, between Taylor
         Woodrow Property Company Limited and ClinTrials Research
         Limited.+
  10.14  Registration Rights Agreement, dated as of May 15, 2002, among Inveresk Research Group, Inc. and the stockholders of
         Inveresk Research Group, Inc. listed therein.+
  10.15  Inveresk Research Group, Inc. 2002 Non-Employee Directors
         Stock Option Plan.+
  10.16  Inveresk Research Group, Inc. 2002 Stock Option Plan.+
  10.17  ClinTrials BioResearch Ltd. Pension Plan for Senior
         Management Employees, dated September 1, 2000.+
  10.18  Pension Plan for Designated Employees of ClinTrials
         BioResearch Ltd., dated August 1, 1996.+

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
  10.19  Memorandum of Agreement, dated June 19, 1997, between
         ClinTrials BioResearch Ltd. and Michael F. Ankcorn.+
  10.20  Agreement, dated February 1997, among ClinTrials BioResearch
         Ltd., Bio-Research Laboratories Ltd. and Norah K. Taylor.+
  10.21  Service Agreement, dated as of September 20, 1999, between
         Inveresk Research International Limited and Walter S.
         Nimmo.+
  10.22  Employment Agreement, dated as of June 21, 2002, between
         Inveresk Research International Limited and D. J. Paul E.
         Cowan.
  10.23  Executive Employment Agreement, dated as of July 24, 1996, between ClinTrials BioResearch Ltd. and Michael F. Ankcorn, together with Addendum, dated August 29, 2001 and Addendum, dated June 3, 2002.+
  10.24  Employment Agreement, dated as of June 21, 2002, between
         Inveresk Research International Limited and Nicholas J.
         Thornton.
  10.25  Employment Agreement, dated as of June 21, 2002, between
         Inveresk Research International Limited and Alastair S.
         McEwan.
  10.26  Employment Agreement, dated as of June 21, 2002, between
         Inveresk Research International Limited and Brian Bathgate.
   21.1  List of Subsidiaries.
   23.1  Consent of Arthur Andersen.
   23.2  Consent of Ernst & Young LLP.
   23.3  Consent of Clifford Chance Rogers & Wells LLP (included in
         Exhibit 5.1).+
   24.1  Power of Attorney.+
   99.1  Letter to the Securities and Exchange Commission pursuant to
         Temporary Note 3T to Article 3 of Regulation S-X.


---------------

+ Previously filed.